Exhibit 99(A)

CONSOLIDATED RESULTS OF OPERATIONS

	Three Months Ended								Year Ended
(Millions, except per share data)	May 4 2002	,	August 3 2002	,	November 2 2002	,	February 1 2003	,	February 1 2003	,
	(unaudited)

Sales	$7,927		$8,390		$8,364		$11,838		$36,519
Net credit revenues	180		202		236		273		891

Total revenues	8,107		8,592		8,600		12,111		37,410

Cost of sales	5,478		5,801		5,820		8,399		25,498
Selling, general and administrative expense	1,678		1,794		1,879		2,154		7,505
Credit expense	131		142		165		191		629
Depreciation and amortization	229		237		247		254		967

Earnings from continuing operations before interest expense and income taxes	591		618		489		1,113		2,811

Interest expense	135		153		143		153		584

Earnings from continuing operations before income taxes	456		465		346		960		2,227

Provision for income taxes	173		179		132		367		851

Earnings from continuing operations	283		286		214		593		1,376

Earnings from discontinued operations, net of $33, $31, $34, $54 and $152 tax	54		50		56		87		247
Gain on disposal of discontinued operations	—		—		—		—		—

Net earnings	$337		$336		$270		$680		$1,623

Basic earnings per share:
Continuing operations	$0.31		$0.32		$0.24		$0.65		$1.52
Discontinued operations	0.06		0.05		0.06		0.10		0.27
Gain on disposal of discontinued operations	—		—		—		—		—
Basic earnings per share	$0.37		$0.37		$0.30		$0.75		$1.79

Diluted earnings per share:
Continuing operations	$0.31		$0.32		$0.23		$0.65		$1.51
Discontinued operations	0.06		0.05		0.06		0.09		0.27
Gain on disposal of discontinued operations	—		—		—		—		—
Diluted earnings per share	$0.37		$0.37		$0.29		$0.74		$1.78

Weighted average common shares outstanding:
Basic	906.4		907.9		908.5		909.3		908.0
Diluted	914.1		913.4		914.9		914.9		914.3